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                                                                   EXHIBIT 10.18



IPG PHOTONICS CORPORATION PURCHASE AND SALE AGREEMENT No. 1/99
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This Purchase Agreement ("Agreement") is entered into by IPG Photonics
Corporation ("IPG"), representing the IPG Group of companies, and SDL
Incorporated ("SDL") in respect of a firm order for                     of
products as specified hereunder, on the following terms and conditions.

1.  PURCHASE OF MATERIALS.

    1.1 This Agreement constitutes a firm purchase and sale obligation between the parties hereto. IPG shall purchase and SDL shall sell the products specified as per the attached Exhibit B ("Products") in the numbers and of the specifications therein, and at the prices specified in Exhibit C. The initial delivery schedule in Exhibit A may be revised by IPG in accordance with the Release Order procedures described in Article 4 ("Release Orders") if IPG's requirements change.


        If the numbers of units agreed by IPG for delivery, in accordance with
        the release procedure, falls short by    in any three (3) month period,
        in comparison with the delivery schedule specified in Exhibit A, or if
        the committed    for delivery during the 18 months term of this
        Agreement are no longer a reasonable estimate, SDL reserves the right to adjust the prices in negotiation with IPG, provided that the shortfall is not the result of SDL's inability to deliver the Products as per the Release
        Orders.


        Such price adjustment will be based upon, but not limited to, an analysis of the number of units of Products released to date, the remaining Term of this Agreement and the rolling horizon forecast for the remaining Term of this Agreement.


        IPG acknowledges that SDL's prices contained in Exhibit C are based on
        IPG's commitment to purchase    within the eighteen (18) months' Term of
        this Agreement.

2.  PRICES AND INVOICES.

    2.1 The prices for the Products are listed in Exhibit C in U.S. currency, unless otherwise stated, and shall remain in effect during the Term of this Agreement as defined in Article 19.1 of the Agreement ("Term of this Agreement"). If during the Term price changes are put into effect by mutual agreement of IPG and SDL, such prices shall apply to all Release Orders issued by IPG after the effective date(s) of such price change(s).
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    2.2 All invoices in respect of supplies to IPG from SDL are due for payment thirty (30) days from the date of invoices, provided that:

        (a) the goods ("Products") are received by IPG in sound condition;

        (b) the goods ("Products") conform to the Release Orders and the agreed specification.

    2.3 Freight charges and all applicable taxes and duties in respect of supplies shall be paid directly by IPG. Notwithstanding the foregoing, if appropriate SDL reserves the right to collect all applicable taxes if valid tax exemption certificates are not furnished by IPG to SDL.

    2.4 IPG may deduct from SDL's outstanding invoices any monies owed to IPG by SDL as a result of transactions under this Agreement.

3.  SHIPMENT AND DELIVERY.

    3.1 Each delivery of Products shall be initiated by a written or electronic Release Order issued to SDL by IPG. Each Release Order shall specify:
        (i) the quantity of Products in numbers, (ii) the unit price, (iii) the required shipment dates, and (iv) the preferred common carrier or freight forwarder. SDL shall confirm receipt and commit to the shipment dates ("Commitment Date") of the Release Order within ten (10) working days from the date thereof. If there is an error, inconsistency with the terms of this Agreement or a problem in committing to the required shipment dates, SDL and IPG agree to negotiate in good faith a mutually acceptable solution for the Release Order in question.

    3.2 A Release Order shall be deemed to have been placed as of the issue date thereof. IPG shall not be liable for any costs related to or payments for:

        (a) Products not subject to a Release Order from IPG;

        (b) Products received by IPG but not conforming to the Release Order or to the agreed specification.

    3.3 All deliveries shall be made complete as per the Release Orders. SDL shall, within twenty-four (24) hours of SDL's discovery of any potential failure to ship the specified quantity of Products by the Commitment Date, give IPG both an oral notification, followed by either a written or electronic communication of any such potential failure. Should only a portion of the Products be available for shipment by the Commitment Date, SDL shall ship the available Products unless directed in writing by IPG to rechedule shipment.

    3.4 If SDL ships any Product by a method other than as specified in the corresponding Release Order, SDL shall pay any resulting increase in the cost of freight incurred over the cost of freight which would have been incurred had SDL complied with IPG's shipping instructions.

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    3.5 If SDL fails to make a timely shipment by the Commitment Date, the
        Products affected shall be shipped by air transportation or other expedient means. SDL shall pay for any resulting increase in the freight cost over that which IPG would have been required to pay by the specified method of transportation.

    3.6 If SDL ships more Products than as per the Release Order, the numbers over-shipped may, at IPG's discretion, either be kept by IPG for credit against future Release Orders or returned to SDL pursuant to Article 6. If IPG elects to retain the Products for credit against future Release Orders, SDL shall be authorized to issue an invoice to IPG for such Products, for which payment shall be due thirty (30) days from the agreed delivery date of the subsequent Release Order and in accordance with Article 2.2. However, in no case shall payment be delayed for greater than sixty (60) days from the date of invoice.

    3.7 SDL shall obtain IPG's approval before making any shipment more than five (5) working days prior to the Commitment Date specified in the Release Order. If SDL ships more than five (5) working days in advance of such Commitment Date without IPG's approval, IPG may at its option either return the Products pursuant to Article 6 or make payment in accordance with the delivery date as per the Release Order and in accordance with Article 2.2. However, in no case shall payment be delayed for greater than sixty (60) days from the date of invoice.

    3.8 Failure to deliver at least      of the specified quantities in a
              month period according to the Release Order (a "Shortfall") shall constitute a breach of this Agreement. In such an event, IPG will advise SDL in writing providing details of the Shortfall in delivery and will allow SDL thirty (30) days to make good the Shortfall. Failure by SDL to make good the Shortfall within such thirty (30) day cure period shall constitute a material breach of the Agreement. In such an event, the parties agree to meet and negotiate in good faith a recovery plan for the delivery schedule.

    3.9 Shipment shall be F.O.B. SDL's plant or warehouse in the United States. Upon shipment by SDL i.e. upon delivery of the Products to the common carrier of freight forwarder specified by IPG in the Release Order, title to the Products and the risk of loss or damage shall pass from SDL to IPG, subject to the provisions of Article 3.10.

    3.10 SDL shall preserve, package, handle and pack the Products adequately to protect the Products from loss or damage, in conformity with sound commercial practice. SDL shall be responsible for any loss or damage due to its failure to adequately preserve, package, handle or pack the Products. In such an event, IPG shall not be required to pursue any claims for such loss or damage against the common carrier involved.

    3.11 Each delivery of Products to IPG shall include a packing list, which shall contain at least the following information:

        (a) The Release Order number;

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        (b) the SDL part numbers;

        (c) The quantity of Products shipped; and

        (d) The date of shipment.

4.  RELEASE PROCEDURE.

    4.1 IPG shall issue Release Orders for Product deliveries in accordance with an 18-month rolling horizon forecast consisting of three time zones:
        Fixed, Firm and Planning. The Fixed zone shall comprise at all times the first three months of the current balance of this Agreement's Term, initially months 1 through 3. The Firm zone shall be the three month period following the Fixed zone, initially months 4-6. The Planning zone shall be the remaining months in the Term, initially months 7-18. IPG shall provide SDL a written update of the rolling horizon forecast during the first week of each month of the Agreement Term, showing by month the quantities forecast for each of the zones. The initial rolling horizon forecast shall be the delivery schedule contained in Exhibit A attached hereto.

        (a) Product quantities for delivery in the Fixed zone are
            and IPG shall issue Release Orders for such quantities of the Product when a particular month first enters the Fixed zone, which
            is          prior to shipment.

        (b) Product quantities for delivery in the Firm zone may be varied by up
            to + or -     prior to a particular month entering the Fixed zone.
            Such percentage variance shall be calculated by comparing the quantity specified for that month upon entering the Firm zone with that same month's quantity upon entering the Fixed zone.

        (c) Product quantities for delivery in the Planning zone are
            and may be       subject to the total    order commitment
            described in Article 1.1.

    4.2 Changes to Product deliveries within the Fixed zone or in excess of the allowable variance within the Firm zone as specified in Article 4.1 are not permitted except by mutual agreement.


5.  QUALITY PROGRAM, INSPECTION AND WARRANTY.

    5.1 SDL shall maintain an objective quality program for all Products supplied pursuant to this Agreement. SDL's program shall be in accordance with the current and updated version of SDL's Quality Policy during the Term of this Agreement. SDL shall, upon IPG's request, provide to IPG copies of SDL's policy

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        and procedures and SDL agrees to consider IPG's requests for amendments to such policy and procedures.

    5.2 IPG shall have the right to inspect, at a mutually agreed time, at SDL's plant, both Products and nonproprietary testing areas for the Products, Any such inspection of Products shall be prior to shipment; testing areas may be inspected at any time during the Term of this Agreement. IPG has the right to such inspection provided such inspection is reasonable and relevant to this Agreement, including without limitation to ensure SDL's compliance with the specified and applicable quality requirements. SDL shall provide access for IPG to SDL's facilities and services as may be reasonably required by IPG in performing any such inspection. Acceptance by IPG of any Products inspected pursuant to this
        Article 5.2 shall be final only after inspection, pursuant to Article 7, of the Products by IPG at its own works after delivery.

    5.3 SDL warrants that all Products shall be free from defects in workmanship and materials. This warranty does not apply to Products which have failed, become defective or unworkable due to abuse, mishandling, misuse, alteration, negligence, improper installation, use which is not in accordance with the information and precautions described in the applicable operating manual, or other causes beyond SDL's control. This warranty does not apply to (i) any Products or components not manufactured by SDL or (ii) any aspect of the Products based on IPG's specification, if applicable, unless SDL has reviewed and approved such specification in writing.

    5.4 The warranty specified in Article 5.3 shall:

        (a) Survive any inspection, delivery, acceptance, or payment by IPG; and

        (b) Be in effect for        following the date of shipment of
            the Products to IPG; or

        (c) In the case of Products under warranty that are replaced or reworked, be in effect for the remaining unexpired portion of the original warranty period applicable to the replaced or reworked Product, excluding the time period between SDL's receipt of said Product and its return to IPG.

    5.5 THE FOREGOING WARRANTY IS EXCLUSIVE AND IS IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESSED OR IMPLIED, AS TO THE PRODUCTS, INCLUDING ANY IMPLIED WARRANTY OF MARKETABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IPG'S SOLE AND EXCLUSIVE REMEDY SHALL BE SDL'S OBLIGATION TO REPLACE THE PRODUCT OR GIVE A CREDIT OR REFUND AS SET FORTH IN ARTICLES 6 and 7. IN NO CASE WILL SDL'S AGGREGATE LIABILITY TO IPG UNDER THIS
        ARTICLE 5.5 BE GREATER THAN THE PURCHASE PRICE ACTUALLY PAID BY IPG TO SDL FOR THE PRODUCTS WHICH ARE THE SUBJECT OF IPG'S CLAIM.

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6.  RETURN OF PRODUCTS.

    6.1 All Products returned by IPG to SDL, including Noncomplying Products defined in Article 7.1 below, shall be accompanied by a Return Materials Authorization ("RMA"). Unless further verification is reasonably required by SDL, SDL shall supply an RMA within three (3) working days of IPG's request for the return of suspected Noncomplying Products and for all other Product returns. If further verification is so required, the RMA shall be supplied by SDL within five (5) working days of receipt of the appropriate verification from IPG. With the return of any suspected Noncomplying Product under this Article, IPG will specify, in writing, the reasons for non-compliance with the return.

    6.2 All suspected Noncomplying Products shall be returned by IPG freight prepaid to SDL's facility. All overshipments, and early shipments returned by IPG to SDL, and all replacement or reworked Products shipped by SDL to IPG to replace Noncomplying Products, shall be at SDL's risk and expense, including transportation charges to IPG.

7.  INSPECTION, ACCEPTANCE AND NONCOMPLYING PRODUCTS.

    7.1 All Products shall be subject to acceptance inspection and testing by IPG upon delivery. Unless IPG notifies SDL in writing of rejection by IPG within fifteen (15) working days of receipt of the Product, such received Product shall be deemed to be provisionally accepted. However, IPG reserves the right to conduct lifetime tests of the Products as described in the agreed specification to ensure compliance and unless IPG notifies SDL in writing within sixty (60) working days of receipt of the Product of any such lifetime test failures, such received Product shall be deemed to be accepted.

        If any Product is deemed to be defective or otherwise not in conformity with the specification of this Agreement by IPG, IPG shall return the suspected Noncomplying Product in accordance with Article 6. If SDL, after SDL's inspection of the suspect Noncomplying Product, concurs that such Product is not in conformity with the specification and, therefore, deemed a "Noncomplying Product", SDL may elect in its sole discretion, to:

        (a) Replace or rework at SDL's expense the Noncomplying Product; or

        (b) Refund any payment made to SDL for the Noncomplying Product within thirty (30) days from the date of return of the Noncomplying Product.

    7.2 SDL shall, if SDL selects the alternative in Article 7.1(a), return the replacement or reworked Product as soon as possible but in any event prior to any further shipment of new units.

    7.3 If SDL fails to return the replacement or reworked Product to IPG in a timely manner as specified in Article 7.2, IPG may reject the Noncomplying Product and refuse acceptance of replacement or reworked Product and accept a full refund of

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        the original purchase price of the replacement or reworked Product without any deductions by SDL. Any Product refunds pursuant to this
        Article 7.3 or 7.1(b) shall be counted toward IPG's total purchase obligation set forth in Article 1.1.

    7.4 SDL shall provide IPG with SDL's elected disposition of any suspect Noncomplying Products within thirty (30) working days of receipt of the Product at SDL's facility. In the event SDL does not find the suspect Noncomplying Product to be in non-compliance with the specification, SDL shall return the Product to IPG "as is" with a written report of SDL's findings.

    7.5 Upon IPG's request, SDL shall promptly furnish a Corrective Action Report on any Noncomplying Product.

8.  PROCESS OR DESIGN CHANGES.

    8.1 Unless otherwise covered in an applicable general specification referred to in this Agreement:

        (a) With respect to process changes that do not affect the form, fit or function of the Products, no significant process changes shall be made or incorporated in Products without the prior written notification of IPG;

        (b) With respect to process changes that do affect the form, fit or function of the Products, or in the event of the withdrawal of a product line, SDL shall provide six (6) months' prior written notice to IPG. The form, fit, or function of the Products includes all characteristics that affect compliance to the specification including all external dimensions. SDL shall discuss changes with IPG and as far as practicable changes shall accommodate IPG's requirements.

    8.2 In the event that changes to the Products affect its form, fit or function, or SDL plans to withdraw a Product from its product line, IPG shall have the right to make a last buy of the Product prior to the effective date of the change or withdrawal. This last buy option shall be a firm non-cancelable order. Shipment dates and quantities under this last buy provision will be mutually agreed upon by the parties. IPG will be relieved of any further purchase obligation for the specified Product.

9.  PATENT INDEMNIFICATION.

    9.1 SDL shall defend, indemnify, and hold harmless IPG and its affiliates, and subsidiaries, from and against all legal proceedings in respect of any alleged infringement of any Products furnished hereunder of any United States patents and against all claims, losses, demands, fees, damages, liabilities, costs, expenses, and obligations, which may be assessed against IPG on account of such infringement; provided that SDL:

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        (a) shall have reasonable written notice of all claims and/or legal proceedings alleging such infringement;

        (b) shall have full opportunity and authority to assume the sole defense and settlement of such claims and/or legal proceedings; and

        (c) shall be furnished, upon SDL's request and at SDL's expense, all reasonable information and assistance from IPG for such defense.

    9.2 In addition to providing information requested by SDL in Article 9.1(c), IPG, at its option, shall have the right to participate fully in any such defense at IPG's own expense.

    9.3 If any Product in any such legal proceedings or claim is held to constitute an infringement ("Infringing Product"), SDL shall at its option and expense:

        (a) Procure for IPG the right to continue using the Infringing Product;

        (b) Replace the Infringing Product with a non-infringing Product of like form, fit or function;

        (c) Modify the Infringing Product to be non-infringing; or

        (d) If unable to replace or modify the Infringing Product, remove the Infringing Product and refund in full the purchase price paid by IPG for the Infringing Product without any deductions by SDL.

    9.4 IPG agrees to indemnify, defend and hold harmless SDL from and against all legal proceedings and from all claims, losses, demands, fees, damages, liabilities, costs, expenses, and obligations, which may be assessed in any legal proceedings alleging that the Product infringes any United States patent, and only:

        (a) to the extent any such infringement by the Product is found to arise from the adherence to specifications or drawings relating to the Product which IPG directs SDL to follow; or

        (b) to the extent any such infringement by the Product is caused by the incorporation of the Product into devices.

    9.5 IPG's duty to indemnify is contingent upon SDL:

        (a) providing reasonable written notice of all claims and legal proceedings alleging such infringement;

        (b) providing IPG the full opportunity and authority to assume the sole defense and settlement of such claims and/or legal proceedings; and

        (c) furnishing upon IPG's request and at IPG's expense, all reasonable information and assistance from SDL for such defense. In addition to providing information requested by IPG, SDL, at its option, shall have the right to participate fully in any such defense at SDL's own expense.

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10.    LIMITATION OF LIABILITY.

       10.1 IN NO EVENT WILL SDL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF ANTICIPATED PROFITS OR BENEFITS, EVEN IF SDL HAS BEEN INFORMED OF THE POSSIBILITY IN ADVANCE, ARISING OUT OF THE SALE OF PRODUCTS OR IN ANY WAY ARISING OUT OF THIS AGREEMENT. EXCEPT FOR WARRANTY OBLIGATIONS UNDER ARTICLE 5.5, IN NO CASE WILL SDL'S AGGREGATE LIABILITY TO IPG BE GREATER THAN EITHER THE LESSER OF I) THE PURCHASE PRICE ACTUALLY PAID BY IPG TO SDL FOR THE PRODUCTS, WHICH ARE THE SUBJECT OF IPG'S CLAIM OR II) ONE MILLION DOLLARS.

11.    GOVERNMENTAL COMPLIANCE.

       11.1 SDL shall comply with all federal, state, local, and foreign laws, rules, and regulations applicable to its obligations under this Agreement or to Products supplied hereunder.

       11.2 SDL shall furnish to IPG any information reasonably required during the Term of this Agreement and a reasonable period thereafter to enable IPG to comply with the requirements of any federal, state, local, or foreign government agency in its use of the Products.

       11.3 Without limiting the obligations under Article 11.1, SDL warrants that:

              (a) SDL shall comply with the requirements of Executive Order 11246, the Vocational Rehabilitation Act, and the Vietnam Era Veterans Readjustment Assistance Act;

              (b) Each chemical substance contained in the Products is on the inventory of chemical substances compiled and published by the Environmental Protection Agency pursuant to the Toxic Substances Control Act;

              (c) All Products shall be shipped in conformity with government or freight regulations and requirements applicable to chemicals; and

              (d) All Material Safety Data Sheets required to be provided by SDL for any Product shall be provided to IPG prior to shipment of the corresponding Products and shall be complete and accurate.

12.    FORCE MAJEURE.

       12.1 SDL shall not, subject to the provisions of this Article 12, be liable for any delay in performance under this Agreement caused by fire, flood, earthquake, explosion, war, strike, embargo, governmental regulations, civil or military authority, an act of God or any other cause beyond SDL's control excluding SDL's fault or

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              negligence (collectively "Delaying Cause"). SDL shall, in the event of a Delaying Cause, immediately give notice to IPG of the Delaying Cause.

       12.2 In the event of a Delaying Cause, IPG may elect in its sole discretion, and as its exclusive remedy hereto, to:

              (a) Terminate this Agreement if such Delaying Cause is not cured within 120 days of said notice to IPG or any part hereof as to Products not shipped; or

              (b) Suspend this Agreement in whole or in part for the duration of Delaying Cause, buy similar products elsewhere, and deduct from any quantities specified under this Agreement the quantity so purchased.

       12.3 If IPG selects the alternative specified in Article 12.2(b) for any Delaying Cause, IPG may resume performance under this Agreement once the Delaying Cause ceases to exist and extend the Term up to the length of time the Delaying Cause endured.

       12.4 Unless IPG gives notice of termination pursuant to Article 12.2(a) 120 days after notice from SDL of the Delaying Cause, IPG shall be deemed to have selected alternative 12.2(b).

13.    TERMINATION.

       13.1 If either party commits a material breach of any provision or obligations of this Agreement, the injured party may by sixty (60) days prior written notice to the other party terminate the whole or any part of this Agreement unless:

              (a) during such notice period the defaulting party shall have remedied any such failure; or

              (b) if the breach is one which by its nature cannot be fully remedied in the sixty (60) day notice period, the parties shall have negotiated in good faith an additional cure period and the defaulting party shall have remedied any such failure within this extended cure period.

              A "Material Breach" herein is a failure of either party to perform any substantive promise or performance under this Agreement when due without reasonable cause.

       13.2 This Agreement may be terminated forthwith, at the option of either party, upon written notice to the other party upon the occurrence of any of the following events with respect to the other party:

              (a) Proceedings under state or federal law, whether voluntary or involuntary, in bankruptcy, insolvency or debtor's relief law by or against such party, which proceedings are not dismissed within sixty (60) days;

              (b) Appointment, with or without such party's consent, of a receiver or an assignee for the benefit of creditors;

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              (c)    Such party ceases to carry on its business;

              (d)    Such party is liquidated or dissolved.

       13.3   The rights and remedies granted to the parties pursuant to this
              Article 13 are in addition to, and shall not limit or affect, any other rights or remedies available to the parties in law or in equity.

14.    NOTICES.

       14.1 Any notice given pursuant to this Agreement shall be in writing and shall be deemed received as of five (5) working days after posting by registered or certified mail, return receipt requested, postage prepaid (or upon actual receipt thereof, whichever occurs first) to the addresses specified on the signature page of this Agreement.

       14.2 Either party may change address for purposes of notice in writing to the other party.

15.    COUNTRY OF MANUFACTURE AND DUTY DRAWBACK RIGHTS.

       15.1 Upon IPG's request, SDL shall provide IPG with appropriate certification stating the country of origin for the Products, sufficient to satisfy the requirements of:

              (a)    The customs authorities of the country of receipt; and

              (b) Any applicable export licensing regulations, including those of the United States.

       15.2 SDL shall mark each Product (or the Product's container if there is no room on the Product) with the country of origin. SDL shall, in marking Products, comply with the requirements of the customs authorities of the country of receipt.

16.    CONFIDENTIAL INFORMATION.

       16.1 IPG and SDL agree that in pursuance of transactions under this Agreement, the parties are likely to become both disclosing parties of their own Confidential Information and receiving parties of Confidential Information. Any such Confidential Information shall be used only for performance under this Agreement. As used in this Article 16, the term "Confidential Information" shall include, without limitation:

              (a) All information or data concerning or related to either party's products (including discovery, invention, research, improvement, development, manufacture, or sale of products) or business operations (including sales costs, profits, pricing methods, organizations, employee or customer lists, and processes);

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              (b)    All forecasts for production, support, or service
                     requirements submitted by IPG pursuant to this Agreement.

       16.2 All Confidential Information divulged pursuant to this Agreement shall be disclosed in writing marked with a "confidential" or "proprietary" or similar legend. If Confidential Information is divulged other than in writing, it shall be identified as proprietary at the time and shall, within 30 days thereof, be confirmed in writing, so marked and transmitted to the receiving party.

       16.3 All information so identified or marked shall remain the disclosing party's property and will be used by the receiving party only for performance under this Agreement unless first authorized in writing by the disclosing party. The receiving party shall not disclose to any person or entity, other than those employees of the receiving party who have a need to know, any Confidential Information of the disclosing party, which the receiving party may obtain from the disclosing party. The receiving party shall maintain all Confidential Information in strict confidence. The receiving party shall take all reasonable steps to ensure that no unauthorized person or entity has access to Confidential Information, and that all authorized persons having access to Confidential Information refrain from any unauthorized disclosure. Any Confidential Information furnished hereunder shall be returned or destroyed when the receiving party no longer needs the information for the stated purpose or upon the disclosing party's request.

       16.4 The obligation imposed by this Article 16 shall continue in full force and effect for a period of five (5) years from the date of the disclosure, regardless of whether this Agreement is terminated earlier.

       16.5 The provisions of this Article 16 shall not apply to any information that:

              (a) is rightfully known to the receiving party prior to disclosure;

              (b) is rightfully obtained by the receiving party from any third party without any obligation of confidentiality;

              (c)    is or is made available to the public without restrictions;

              (d) is disclosed by the receiving party with the prior written approval of the disclosing party;

              (e) is developed independently by the receiving party without benefit of the information received pursuant to this Agreement; or

              (f) is disclosed in response to a valid order of the court or authorizing agency of government provided however that notice first be given to the disclosing party so that, if appropriate, the disclosing party may seek protection.

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17.    ASSIGNMENT.

       17.1 Except as provided in this Article, neither IPG nor SDL shall assign this Agreement or any right or interest under this Agreement, nor delegate any duties or assign any rights or claims under this Agreement to any third party without the other party's prior written consent. Any such attempted delegation or assignment shall be void and ineffective. Either party has the right to assign this Agreement in whole or in part at any time and without the other party's consent to any corporate parent, or to any present or future affiliate or subsidiary of the party.

18.    PRECEDENCE.

       18.1 This Agreement takes precedence over either party's additional or different terms and conditions, to which objection is hereby made by the parties hereto. Acceptance by the parties of a contract to purchase and supply the Products is limited to the terms and conditions of this Agreement.

       18.2 This Agreement comprises the entire understanding between the parties and supersedes any previous communications, representations, or agreements, whether oral or written. No modification of this Agreement shall be binding on either party unless in writing and signed by an authorized representative of each party.

       18.3 In the event of any conflict between the provisions of this Agreement and any Release Order or Exhibit, the order of precedence is as follows:

              (a)    This Agreement;

              (b)    The Exhibits to this Agreement; and

              (c)    Any instructions in a written or electronic Release Order.

19.    TERM.

       19.1 This Agreement shall be effective for the period of eighteen (18) months (the "Term of this Agreement") commencing on the date specified by the parties as under (the "Commencement Date") unless terminated earlier by mutual agreement of the parties or in accordance with the provisions of Articles 12 and 13.

              The Commencement Date shall be 01 April 1999, retrospectively.

       19.2 Upon the expiry or termination of this Agreement, the parties may mutually agree to extend the terms and conditions contained herein to apply to any or all outstanding Release Orders previously accepted by SDL and to all Products shipped under such Release Orders.

       19.3 The provisions of Articles 5.3, 5.4, 5.5, 9, 10, 16, and 19 shall survive any expiry or termination of this Agreement.

20.    MISCELLANEOUS.

       20.1 The waiver of any term, condition, or provision of this Agreement by IPG or SDL must be in writing and signed by an authorized representative of the party providing the waiver. No such waiver or delay in enforcement of any right hereunder shall be construed as a waiver of any other term, condition, or provision except as provided in writing, nor as a waiver of any subsequent breach of the same term, condition, or provision.

       20.2 This Agreement shall be interpreted and governed in all respects by the laws of the State of California. SDL and IPG hereby consent to the jurisdiction and venue of such courts.

       20.3 All references in this Agreement to "days" shall, unless otherwise specified herein, mean calendar days.

       20.4 The Article headings used in this Agreement are for convenience of reference only. They shall not limit or extend the meaning of any provision of this Agreement, and shall not be relevant in interpreting any provision of this Agreement.

       20.5 Stenographic, typographical, or clerical errors contained in this Agreement are subject to correction by IPG or SDL or contained in any Release Order issued thereunder are subject to correction by IPG.

       20.6 The parties hereto are independent contractors; under this Agreement and no other relationship is intended, including partnership, franchise, joint venture, agency, or other business organization of any kind or nature whatsoever.

       20.7 If any term or provision of this Agreement is found to be invalid under any applicable statute or rule of law, the individual term or provision notwithstanding, then the remainder of the Agreement shall remain in full force and effect and such term or provision shall be deemed omitted.

21.    ARBITRATION.

       21.1 In the event of breach of this Agreement or disputes arising out of this, both parties shall make reasonable efforts to reach an amicable settlement thereof. If the parties cannot reach an amicable settlement within 90 (ninety) days, all disputes arising in connection with this Agreement shall be settled under the rules of conciliation and arbitration of the American Institution of Arbitration by three arbitrators appointed in accordance with the said rules. Arbitration shall be held in the United States. The findings of the arbitrators shall be final and binding on both parties. The language of the proceedings shall be English.

22.    EXHIBITS.

       22.1 All Exhibits attached to this Agreement shall be deemed a part of this Agreement and incorporated herein by reference. Subject to
              Article 18.3, the term "Agreement" includes the Exhibits listed in this Article 22.

       22.2 Terms which are defined in this Agreement and used in any Exhibit shall have the same meaning in the Exhibit as in this Agreement.

       22.3   The following Exhibit(s) are hereby made a part of this Agreement:

              EXHIBIT A:  Delivery Schedule
              EXHIBIT B:  Product Specification
              EXHIBIT C:  Product Pricing

APPROVED AND AGREED TO:



--------------------------------------     -------------------------------------
               (SDL)                                       (IPG)



By: /s/ Richard Craig                      By: /s/ Valentin Gapontsev
   -----------------------------------        -----------------------------

Typed Name:  Richard Craig                 Typed Name:  Valentin Gapontsev

Title:  Vice President                     Title:  President & Chief Executive
                                                   Officer

Date Signed:  May 11, 1999                 Date Signed: May 14, 1999
            --------------------------                 --------------------

Address:  80 Rose Orchard Way, San Jose,   Address:  IPG Photonics Corporation,
                                           Galileo

CA 95134-1365                              Park, 660 Main Street, Sturbridge, MA
                                           01566

Attention:   Stephen Eglash                Attention:   David Hardwick

                                   Exhibit A


Delivery Schedule


---------------------------------------------------------------
Month                    Quantity                 Cum
---------------------------------------------------------------
Apr 99
---------------------------------------------------------------
May 99
---------------------------------------------------------------
Jun 99
---------------------------------------------------------------
Jul 99
---------------------------------------------------------------
Aug 99
---------------------------------------------------------------
Sept 99
---------------------------------------------------------------
Oct 99
---------------------------------------------------------------
Nov 99
---------------------------------------------------------------
Dec 99
---------------------------------------------------------------
Jan 00
---------------------------------------------------------------
Feb 00
---------------------------------------------------------------
Mar 00
---------------------------------------------------------------
Apr 00
---------------------------------------------------------------
May 00
---------------------------------------------------------------
Jun 00
---------------------------------------------------------------
Jul 00
---------------------------------------------------------------
Aug 00
---------------------------------------------------------------
Sept 00
---------------------------------------------------------------

 Exhibit B:  PRODUCT SPECIFICATION

PRODUCT SPECIFICATION

PRODUCT SPECIFICATION

Exhibit C               Product Pricing

                                  AMENDMENT 01
        IPG Photonics Corporation Purchase and Sales Agreement No. 1/99

WHEREAS, IPG and SDL desire to continue the relationship established under this agreement for the Product(s) by entering into a new purchase period, and;

WHEREAS, IPG is desirous of obtaining substantially increased quantities of Product(s) over this new purchase period, and;

WHEREAS, SDL is willing to supply IPG the increased demand for Product(s) under certain terms and conditions;

NOW, THEREFORE, in consideration of the covenants herein, the parties hereto agree as follows:

I.   Purpose of Amendment:

          This Amendment to IPG Photonics Corporation Purchase and Sales Agreement No. 1/99 is to extend the period of performance of the Agreement and establish additional terms and conditions to govern the sale and purchase of Product(s) for a new commitment by IPG to purchase and take delivery of an
additional                   /1/within a twenty-four month period beginning 01
October 2000 through 30 September 2002 ("Extended Purchase Period").

II.  Article I Purchase of Materials is hereby amended to include the following:

1.2 IPG shall purchase and SDL shall sell the Products for the Extended Purchase Period at the prices set forth in Exhibit C and pursuant to the delivery schedule in Exhibit A. The initial delivery schedule in Exhibit A may be revised by IPG in accordance with the Release Order procedure described in Article 4 if IPG's requirements change. However IPG acknowledges that the unit prices provided for the Product(s) in Exhibit C are based on an agreed minimum run rate for total ordered Product. In the event IPG does not place Release Orders for Products to meet the minimum total quantities stated below for the specified time periods, IPG shall be
     subject to the following        for the units ordered in such
     time period.  Any incurred       will be invoiced to GP, within
     any such quarter that such a        of Product quantities occurs:


/1/ This total quantity may be adjusted due to product mix allowances
for         quantities as described in Exhibit A.

Period                            Minimum Qty
--------------------------------------------------------------------------------

Any given Quarter               Exhibit A Total
Q4 '00 thru Q3 '01              Quarterly Demand

Any given Quarter               Exhibit A Total
Q4 '00 thru Q3 '02              Quarterly Demand

Where  ATQD = Actual Total Quarterly,
       EATQD = Exhibit A Total Quarterly Demand.

     If IPG does not place orders to take delivery of at least     of the total
     quantity in any given quarter shown in Exhibit A, IPG shall be deemed in material breach of this Agreement in accordance with Article 13 and shall
     be subject to the        and
     below, based upon the sum total of parts up to and including the quarter in question.

1.3 Subject always to SDL conforming in all material respects with its obligations as set out in this Agreement, then IPG undertakes to purchase
     from SDL a quantity of             units/2/ of Products during the Extended
     Purchase Period. If upon expiry or termination of the Extended Purchase Period of this Agreement the total quantity of Product for which IPG has
     taken delivery is less than             of the total units,/2/ then IPG
     shall in addition to any obligations it may have pursuant to Article 13 "Termination" pay to SDL a sum calculated as follows:

 a)  For a requested total two-year demand up to              of the two year
     cumulative total in Exhibit A:



 b)  For a requested total two-year demand greater than              units:



     The payment of any such sum shall be in full and final settlement of any claim by SDL in respect of its infrastructure investment resulting from
     IPG's failure to take delivery of a quantity of                    of the
     total units/2/ of Product within the Extended Purchase Period.

III.   Article 4 Release Procedure is hereby amended to include the following:

4.1 (d)IPG shall issue Release Orders for Product deliveries in the Extended Purchase Period in accordance with a 24-month rolling horizon forecast. All time zones shall remain as defined in this Article 4.1. For purposes of the Extended Purchase Period, the Planning zone shall initially be months 7-24. Product quantities forecasted for delivery in the


--------------------------------------
/2/ This total quantity may be adjusted due to prodcut mix allowances
for         quantities as described in Exhibit A.

     various zones of the Extended Purchase Period may be varied as described, subject always to the terms of Article I . However, in no event shall IPG's forecasted quantity for Product in any given quarter be increased by
     greater than   over that same quarter's initial forecasted demand contained in Exhibit A. Additionally, any forecasted demand for total Product may not
     be increased by greater than   over the initial total quantity for Product
     in Exhibit A. In the event IPG requests such increases, SDL reserves the
     right to equitably adjust the                  and
     accordingly.

IV.   Article 13 Termination is hereby amended to include the following:
13.4 In the event of a material breach by IPG, IPG shall remain responsible for all penalties. liabilities and other obligations to SDL as of the date of termination.

13.5  In the event of a material breach of this Agreement by SDL, SDL shall be
      liable to IPG for a            of                    .
           by SDL to IPG shall constitute full and final settlement between the parties for such material breach by SDL.

13.5 In the event IPG cancels a Release Order at any time prior to delivery and SDL is not in material breach of this Agreement, IPG shall be liable for:





      IPG shall take delivery of the Fixed zone Product quantities in the event of any such cancellation.

V. Article 16 Confidential Information is hereby amended to include the following:

16.6 IPG and SDL agree that this Agreement is considered Confidential Information and subject to the provisions of this Article 16. Neither party shall without the prior written consent of the other party, publicize the fact or contents of this Agreement. In the event that SDL is required to release information related to this Agreement, timely consent shall be provided by IPG for such release of information.

VI.   Article 19 Term is hereby amended to include the following:
19.1 The term of this Agreement is hereby extended for an additional twenty-four (24) month period for a total of forty-two (42) months from the Commencement Date.

19.3 The provisions of this Amendment Articles 1.2, 1.3 and 13 shall also survive any expiry or termination of this Agreement.

VII. Exhibits, A - Delivery Schedule, B - Product Specification, and C -Product Pricing, are modified as set forth in this Amendment 01 and attached hereto.
VIII. The above specified modifications constitute a formal Amendment to the Agreement. Except as herein modified, all other specifications, terms and conditions currently applicable to the Agreement remain unchanged.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment 01 by their respective duly authorized representatives as of the last date set forth below:

Signed for and on behalf of IPG Corp.

Authorized Signatory:  /s/David Hardwick /s/Valentin P. Gapontsev   Date:     19/05/2000
                       ------------------------------------------             ----------
Name:             David Hardwick/Valentin Gapontsev, Ph.D.                     5/19/2000
Title:            VP & GM/President & GM

Signed for and on behalf of SDL, Inc.

Authorized Signatory:___________________________________________    Date:________________
Name:     Gordon Mitchard
Title:    General Manager
          Industrial Laser Group, SDLI


                                   Exhibit A

Exhibit A is hereby amended to include the following initial delivery schedule for the Extended Purchase Period:

                                   Exhibit C

Exhibit C is hereby amended to include the following pricing for the Extended Purchase Period.

Product Pricing:

                                 AMENDMENT 02
        IPG Photonics Corporation Purchase and Sales Agreement No. 1/99

WHEREAS, IPG and SDL desire to continue the relationship established under this agreement for the Product(s) by entering into a new purchase period, and;

WHEREAS, IPG is desirous of obtaining substantially increased quantities of Product(s) by entering into a new purchase period and;

WHEREAS, SDL is willing to supply IPG the increased demand for Product(s) under certain terms and conditions;

NOW, THEREFORE in consideration of the covenants herein, the parties hereto agree as follow:

I.  Purpose of Amendment:

   This Amendment to IPG Photonics Corporation Purchase and Sales Agreement No. 1/99 is to extend the period of performance of the Agreement and establish additional terms and conditions to govern the sale and purchase of Product(s) for a new commitment by IPG to purchase and take delivery of an additional
         /1/ within a twenty-four month period beginning January 01, 2001 through December 31, 2002 ("Extended Purchase Period"). The parties shall continue to perform their respective obligations under and remain subject to the provisions of Amendment 01 until December 31, 2000, after which the provisions of this Amendment 02 will apply to the Extended Purchase Period (January 01, 2001, through December 31, 2002).

II. Article 1 Purchase of Materials is hereby amended to include the following:

1.2 IPG shall purchase and SDL shall sell the Products for the Extended Purchase Period at the prices set forth in Exhibit C and pursuant to the delivery schedule in Exhibit A. The initial delivery schedule in Exhibit A may be revised by IPG in accordance with the Release Order procedure described in
    Article 4 if IPG's requirements change. However IPG acknowledges that the unit prices provided for the Product(s) in the Exhibit C are based on an agreed minimum run rate for total ordered Product. In the event IPG does not place Release Orders for Products to meet the minimum total quantities stated below for the specified time periods. IPG shall be subject to the
    following         for the units ordered in such time period. Any
    incurred         will be invoiced to IPG within any such quarter
    that such a       of Product quantities occurs:


    Period                  Minimum Qty
    ----------------------------------------------------------------------------
    Any given Quarter       Exhibit A Total
    Q1 '01 thru Q4'01       Quarterly Demand

    Any given Quarter       Exhibit A Total


/1/ This total quantity may be adjusted due to product mix allowances
for          quantities as described in Exhibit A.

        Q1 '02 thru Q4'02     Quarterly Demand


        Where ATQD=Actual Total Quarterly Demand,
              EATQD=Exhibit A Total Quarterly Demand.

        If IPG does not place orders to take delivery of at least   of the total
        quantity in any given quarter shown in Exhibit A, IPG shall be deemed in material breach of this Agreement in accordance with Article 13 and
        shall be subject to the           and
                 below, based upon the sum total of parts up to and including the quarter in question.


1.3 Subject always to SDL conforming in all material respects with its obligations as set out in this Agreement, then IPG undertakes to
        purchase from SDL a quantity of     /2/  of Products during the Extended
        Purchase Period. If upon expiry or termination of the Extended Purchase Period of this Agreement the total quantity of Product for which IPG has
        taken delivery is less than        of the total    /2/ then IPG shall in
        addition to any obligations it may have pursuant to Article 13 "Termination" pay to SDL a sum calculated as follows:

        a)     For a requested total two-year demand up to         of the two
               year cumulative total in Exhibit A:



        b)     For a requested total two-year demand greater than        units:




        The payment of any such sum shall be in full and final settlement of any claim by SDL in respect of its infrastructure investment resulting from
        IPG's failure to take delivery of a quantity of          of the total
        units/2/ of Product within the Extended Purchase Period.


III.    Article 4 Release Procedure is hereby amended to include the following:

4.1 (d) IPG shall issue Release Orders for Product deliveries in the Extended Purchase Period in accordance with a 24-month rolling horizon forecast. All time zones shall remain as defined in this Article 4.1. For purposes of the Extended Purchase Period, the Planning zone shall initially be months 7-24. Product quantities forecasted for delivery in the various zones of the Extended
Purchase Period may be varied as described, subject always to the terms of
Article 1. However, in no event, shall IPG's forecasted quantity for Product in
any given quarter be increased by greater than     over that same quarter's
initial forecasted demand contained in Exhibit A. Additionally, any forecasted
demand for total Product may not be increased by greater than   over the initial
total quantity for Product in Exhibit A. In the event IPG requests such
increases, SDL reserves the right to equitably adjust the                and
        accordingly.

-------------------------------
/2/ This total quantity may be adjusted due to product mix allowances
for          quantities as described in Exhibit A.

SDL reserves the right to equitably adjust the                     and
               accordingly.


IV.     Article 13 Termination is hereby amended to include the following:

13.4 In the event of a material breach by IPG, IPG shall remain responsible for all penalties, liabilities and other obligations to SDL as of the date of termination.

13.5    In the event of a material breach of this Agreement by SDL, SDL shall be
        liable to IPG for a         of      .                      by SDL to
        IPG shall constitute full and final settlement between the parties for such material breach by SDL.


13.6 In the event IPG cancels a Release Order at any time prior to delivery and SDL is not in material breach of this Agreement, IPG shall be liable for:







V. Article 16 Confidential Information is hereby amended to include the following:

16.6 IPG and SDL agree that this Agreement is considered Confidential Information and subject to the provisions of this Article 16. Neither party shall without the prior written consent of the other party, publicize the fact or contents of this Agreement, except as the company is required to be disclosed under applicable law, or as the company discloses to it's accountants, lawyers, commercial and investment bankers or other advisors, notwithstanding anything herein to the contrary. In the event that SDL or IPG is required to release information related to this Agreement (other than to the party's accountants, lawyers, commercial and investment bankers or other advisors), timely consent notice to the other party shall be provided by IPG for prior to such release of information to the extent possible.

VI.     Article 19 Term is hereby amended to include the following:

19.1 The term of this Agreement is hereby extended for an additional twenty-four (24) month period for a total of forty-five (45) months from the Commencement Date.

VII. Exhibits. A - Delivery Schedule, B - Product Specification, and C - Product Pricing, are modified as set forth in this Amendment 02 and attached hereto.

VIII. The above specified modifications constitute a formal Amendment to the Agreement. Except as herein modified, all other specifications, terms and conditions currently applicable to the Agreement remain unchanged.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment 02 by their respective duly authorized representatives as of the last date set forth below:

Signed for and on behalf of IPG Corporation,

Authorized Signatory: /s/ Valentin Gaponstev, Ph.D.               Date: 11/14/00
                      -----------------------------------------         --------
Name:                 Valentin Gaponstev, Ph.D./John Dalton
Title:                CEO/President, IPG Corporation

Signed for and on behalf of SDL, Inc.

Authorized Signatory: /s/ Gordon Mitchard, Ph.D.                  Date: 11/15/00
                      -----------------------------------------         --------
Name:                 Gordon Mitchard, Ph.D.
Title:                General Manager
                      Industrial Laser Group, SDLI

                                   Exhibit A

Exhibit A is hereby amended to include the following initial delivery schedule for the Extended Purchase Period:

Exhibit B: PRODUCT SPECIFICATION

Exhibit B: PRODUCT SPECIFICATION

                          Exhibit B - Specifications
                          --------------------------

Device Characteristics*            Symbol       Min.    Typ.    Max.    Units
-----------------------------------------------------------------------------
        Power
        Peak Wavelength
        Spectral Width
        Slope Efficiency
        Conversion Efficiency
        Emitting Dimension
        Beam Divergence
                Parallel
                Perpendicular
        Threshold Current
        Operating Current
        Operating Voltage
        Series Resistance
        Thermal Resistance
        Recommended Case Temp.

Absolute Maximum Ratings
        Reverse Voltage
        Case Operating Temp.
        Storage Temp. Range
        Lead Soldering Temp.


Accepted By: /s/ Ben Li
            -----------

Date:   Nov. 13, 2000

                                                             80 Rose Orchard Way
                                                              San Jose, CA 95134
                                                                 408-943-4505(P)
                                                                 408-943-4260(F)

Exhibit B: Product Specification







Device Performance Rating:
-------------------------
No other device rating performance testing is included or implied.

Note: All specifications to be reviewed subsequent to completion of evaluation
----
order and prior to placement of high volume qty. order.


Accepted By: /s/ Ben Li
             ----------------------
Date: Nov. 13, 2000
      -----------------------------

Exhibit B: PRODUCT SPECIFICATION

                                  Accepted By Ben Li
                                    Date Nov. 13, 2000

Exhibit B: PRODUCT SPECIFICATION

                                                          Accepted By /s/ Ben Li
                                                                      ----------

                                                              Date Nov. 13, 2000
                                                                   -------------

                                   Exhibit C

Exhibit C is hereby amended to include the following pricing for the Extended Purchase Period:

                                      40